UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2021

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40409	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd. #6

Boca Raton, Florida 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	GROM	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	GROMW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 5, 2021, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), filed with the SEC, and distributed to all of the Company’s shareholders of record as of October 7, 2021, a Notice and Consent Solicitation on Schedule 14A (the “Consent Solicitation”). The Consent Solicitation, which was approved by the Company’s board of directors, sought shareholder approval for the closing of the second tranche of a financing (the “Financing”) with L1 Capital Global Opportunities Master Fund (the “Investor”). The consents were required because Nasdaq Rule 5635 requires that a company obtain approval from its shareholders prior to the issuance of shares of common stock, or any securities convertible into or exercisable for common stock, that in the aggregate equals or exceeds 20% of the number of shares of common stock outstanding, or total voting power, prior to such issuance.

The Consent Solicitation requested consent of the shareholders to approve the issuance of up to (i) a 10% Original Issue Discount Senior Secured Convertible Note in the principal amount of $6,000,000, convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at $4.20 per share, due 18 months from issuance (the “Second Tranche Note”), (ii) a five-year common stock purchase warrant to purchase 1,041,194 shares of Common Stock at $4.20 per share (the “Second Tranche Warrant”), and (iii) shares of Common Stock upon conversion or redemption of the Second Tranche Note, and upon exercise of the Second Tranche Warrant in accordance with their respective terms, as the second tranche of a private placement offering totaling up to $10,400,000 (the “Proposal”).

Effective as of November 26, 2021, the Company obtained the necessary consents for the approval of the Proposal from shareholders holding 16,509,297 votes, or approximately 60.90% of the Company’s voting power, comprised of (i) 1,988,501 shares of Common Stock and (ii) 9,325,309 shares of Series C 8% Convertible Preferred Stock, par value $0.001 per share (the “Series C Stock”), which vote on a 1.5625-to-1 basis with the Common Stock, or the equivalent of 14,570,796 shares of Common Stock. 49,378 shares of Common Stock voted against the proposal and 1,410 shares abstained.

As a result of the approval of the Proposal, the Company may now conduct a closing of the second tranche of the Financing, for the Second Tranche Note in the principal amount of up to $6,000,000 and 1,041,194 Second Tranche Warrants. As previously reported, the closing of the second tranche of the Financing is conditioned upon, among other conditions, (i) the registration for resale of the shares issuable upon conversion of the convertible promissory note and common stock purchase warrants issued to the Investor in the first tranche of the Financing (which condition has been satisfied), and (ii) a limitation on the principal amount of notes that may be issued in the Financing to up to an aggregate amount that is no more than 25% of the Company’s market capitalization as reported by Bloomberg L.P., which requirement may be waived by the Investor. If the foregoing 25% amount is exceeded, the parties may agree to issue such lesser amount in the second tranche of the Financing that does not exceed such threshold.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: November 30, 2021	By:	/s/ Darren Marks
Darren Marks Chief Executive Officer

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